Rocket Fuel Announces Preliminary Fourth Quarter 2013 Financial Results and Initial 2014 Guidance

REDWOOD CITY, Calif., January 22, 2014 -- Rocket Fuel Inc. (Nasdaq:FUEL), a leading provider of artificial intelligence (AI) advertising solutions for digital marketers, today released preliminary financial results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter Preliminary Results:

Revenue is expected to be between $84 million and $85 million. This compares to the Company’s prior guidance of revenue in the range of $74 million to $77 million and represents revenue growth of between 109% and 112% over the fourth quarter of 2012.

Gross Profit is expected to be between $40 million and $41 million, an increase of between 134% and 140% over the fourth quarter of 2012. This represents a Gross Margin of between 47% and 49%, up 400 to 600 basis points from 43% in the fourth quarter of 2012.
Net Loss is expected to be between ($5.0) million and ($3.3) million, as compared to a net loss of ($5.9) million in the fourth quarter of 2012.

Revenue Less Media Costs (1) is expected to be between $48.6 million and $49.3 million, an increase of between 143% and 147% over the fourth quarter of 2012.
Adjusted EBITDA (1) is expected to be between $3.0 million and $4.5 million. This compares to the Company’s prior guidance of $1.0 million to $2.0 million and represents an improvement of between $4.3 million and $5.8 million over the fourth quarter of 2012.

Other channels revenue which includes revenue from the delivery of digital advertising to mobile, social, and video channels is estimated to be 32% of revenue, compared to 8% in the fourth quarter of 2012.

Fiscal 2013 Preliminary Results:

Fiscal 2013 Revenue is expected to be between $239 million and $240 million. This compares to the Company’s prior guidance of $229 million to $232 million and represents revenue growth of between 124% and 125% over fiscal 2012.

Fiscal 2013 Gross Profit is expected to be between $113.5 million and $114.5 million, an increase of between 144% and 146% over fiscal 2012.

Fiscal 2013 Net Loss is expected to be between ($23.8) million and ($22.1) million compared to a net loss of ($10.3) million in fiscal 2012.

Fiscal 2013 Revenue Less Media Costs(1) is expected to be between $135.9 million and $136.6 million, an increase of between 143% and 144% over fiscal 2012.
Fiscal 2013 Adjusted EBITDA (1) is expected to be between ($1.9) million and ($0.4) million. This compares to the Company’s prior guidance of $(3.9) million to $(2.9) million and represents an increase in Adjusted EBITDA of between $1.1 million and $2.6 million over fiscal 2012.

(1)
Revenue less media costs and adjusted EBITDA are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

2014 Guidance:

Rocket Fuel provided initial guidance for fiscal 2014 as follows:

For the first quarter of 2014:

•	Revenue in the range of $73 million to $76 million.

•	Adjusted EBITDA in the range of ($9.0) million to ($7.5) million.

For fiscal 2014:

•	Revenue in the range of $420 million to $435 million.

•	Adjusted EBITDA in the range of $3 million to $6 million.

Fourth Quarter Results Conference Call:
There will not be a conference call to discuss these preliminary results. Rocket Fuel will issue final fourth quarter results and hold a conference call to discuss the results in February 2014. A date for that call will be announced shortly.

Use of Non-GAAP Measures
This press release includes information relating to revenue less media costs, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans.

We define revenue less media costs as GAAP revenue less media costs. Media costs consist of costs for advertising impressions we purchase from real-time advertising exchanges or other third parties. A limitation of revenue less media costs is that it is a measure designed for internal purposes that may be unique to the Company and may not enhance the comparability of the Company’s results to other companies in the same industry that have similar business arrangements but present the impact of media costs differently. Our management compensates for this limitation by also considering the comparable GAAP financial measures of revenue, cost of revenue and total operating expenses.

We define adjusted EBITDA as net income (loss) before income tax (expense) benefit, interest expense, net, depreciation and amortization (excluding amortization of internal use software), stock-based compensation expense and change in fair value of convertible preferred stock warrant liability. Adjusted EBITDA has a number of limitations as an analytical tool including the following:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and

•	Other companies, including those in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, our management considers adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company’s other GAAP results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Revenue to Revenue Less Media Costs” and “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes “forward-looking statements” including, without limitation, statements regarding Rocket Fuel’s anticipated financial results from the fourth quarter of 2013 and the fiscal year 2014, forecasted financial results, and expansion of revenue from mobile, social and video channels, . These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, our limited operating history, particularly as a relatively new public company; risks associated with our rapid growth, particularly outside of the United States; our inability to realize value from significant investments in our business; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the caption “Risk Factors,” in our prospectus filed with the Securities and Exchange Commission (SEC) on September 20, 2013 pursuant to Rule 424(b) under the Securities Act and our 10-Q filed with the SEC on November 12, 2013 . These forward-looking statements are made as of January 22, 2014 and Rocket Fuel expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which such statements were made. Further, the financial results discussed herein are preliminary based on information currently available to Rocket Fuel. While Rocket Fuel believes these preliminary results are meaningful, they could differ from the actual results that Rocket Fuel later reports in its annual report on Form 10-K for the fiscal year ended December 31, 2013. Rocket Fuel assumes no obligation and does not intend to update these preliminary results before filing its Form 10-K for the fiscal year ended December 31, 2013.

Investor Relations Contact:
Alex Wellins
The Blueshirt Group
(415) 217-5861
ir@rocketfuel.com

The following tables present a reconciliation of revenue less media costs and adjusted EBITDA to net loss for each of the periods indicated:

Reconciliation of Revenue to Revenue Less Media Costs

	(in millions)
Revenue less media costs	Year ended		Three months ended
	December 31, 2013		December 31, 2013
	Range		Range
	Low	High	Low	High
Revenue	$239.0	$240.0	$84.0	$85.0
Less: Media costs	103.1	103.4	35.4	35.7
Revenue less media costs	$135.9	$136.6	$48.6	$49.3

Reconciliation of Net Loss to Adjusted EBITDA

	(in millions)
Adjusted EBITDA	Year ended		Three months ended
	December 31, 2013		December 31, 2013
	Range		Range
	Low	High	Low	High
Net loss	$(23.8)	$(22.1)	$(5.0)	$(3.3)
Interest expense, net	0.9	0.9	0.4	0.4
Income tax expense	0.4	0.4	0.1	0.1
Depreciation and amortization (excludes amortization of internal use software)	4.5	4.5	2.3	2.3
Stock based compensation	11.4	11.2	5.2	5.0
Change in fair value of preferred warrants	4.7	4.7	—	—
Adjusted EBITDA	$(1.9)	$(0.4)	$3.0	$4.5